N E W S R E L E A S E

For more information:
Dorothy Botnick, HydroChem

713-393-5670

                            HYDROCHEM ACQUIRES LANSCO

HOUSTON, NOVEMBER 22, 1999 -- HydroChem Industrial Services, Inc. announced today that it has acquired Landry Service Co., Inc. (LANSCO) for a purchase price of $35.5 million.

         Houston-based LANSCO is a leader in providing tank cleaning services, primarily to refineries throughout the United States, and specializes in on-site sludge removal and processing services for above ground storage tanks. The company has 120 employees.

         "LANSCO and HydroChem share many of the same customers, and LANSCO's service offerings complement ours," said Tom Carter, HydroChem chairman and chief executive officer. "This acquisition will enhance both our companies since it offers LANSCO an opportunity to expand its customer base and allows HydroChem to strengthen its tank cleaning services."

         HydroChem, also based in Houston, has more than 2,200 employees and offices throughout the U.S. and in Singapore and Puerto Rico. The company provides industrial services, including hydroblasting, chemical cleaning, industrial vacuuming and mechanical services, primarily to the petrochemical, oil refining, electric utility, metals and pulp and paper industries.

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